CONSOLIDATED SHAREHOLDERS AGREEMENT
                        BY AND AMONG
                  THE ISRAEL CORPORATION,
  SANDISK CORPORATION, ALLIANCE SEMICONDUCTOR CORPORATION
                            AND
              MACRONIX INTERNATIONAL CO., LTD.


     AGREEMENT (the "Agreement"), dated as of January 18, 2001, by and among the Israel Corporation ("TIC"), SanDisk Corporation ("SanDisk"), Alliance
Semiconductor Corporation ("Alliance"), and Macronix International Co., Ltd. (togather with its affiliates referred to as "Macronix").

                          RECITALS

      WHEREAS, SanDisk has entered into a share purchase agreement (the "SanDisk Share Purchase Agreement") with Tower Semiconductor Ltd. (the "Company") dated July 4, 2000; and

      WHEREAS, Alliance has entered into a share purchase agreement with the Company dated August 29, 2000 (the "Alliance Share Purchase Agreement"); and

      WHEREAS Macronix has entered into a share purchase agreement with the Company dated December 12, 2000 (the "Macronix Share Purchase Agreement"); and

WHEREAS TIC has entered into a share purchase agreement with the Company dated December 12, 2000; and
      WHEREAS on August 13, 2000, TIC and SanDisk entered into a shareholders agreement (the "Shareholders Agreement"); and

      WHEREAS on August 29, 2000, TIC and Alliance entered into the Shareholders Agreement; and

      WHEREAS Macronix, SanDisk, Alliance and TIC have agreed to enter into this Agreement.

1.   DEFINITIONS

  The following terms will have the meaning ascribed to them in this paragraph when used in this Agreement:

(1)   "Agreement"  - as  defined  prior to the  Recitals  of
           this Agreement.

(2) "AFFILIATE" means any other person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person. For the purposes of this definition, "person" shall mean any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity.

(3)   "Alliance" - as defined  prior to the Recitals of this
           Agreement.

(4)   "Company"  -  as  defined  in  the  Recitals  of  this
           Agreement.

(5)   "Macronix" - as defined  prior to the Recitals of this
           Agreement.

(6)   "SanDisk" - as defined  prior to the  Recitals of this
           Agreement.

(7) "SanDisk Share Purchase Agreement" - as defined in the Recitals of this Agreement.

(8)   "TIC"  - as  defined  prior  to the  Recitals  of this
           Agreement.

(9) "Shares" - Ordinary Shares, par value NIS 1.00 per share, of the Company duly authorized and issued by the Company.

(A)   "Permitted  Transferee"  - any  entity  at  least  the
           majority of the voting rights in which is held by the transferring shareholder, provided that
           (i) such entity is or becomes a party to this Agreement and agrees in writing to be bound by all the provisions of this Agreement, and (ii) such transferring shareholder shall not be relieved of its obligations hereunder.

(B)   "Equity   Securities"   means  any  securities  having
           voting rights in the election of the Board of Directors of the Company not contingent upon default, or any securities evidencing an ownership interest in the Company, or any securities convertible into or exercisable for any shares of the foregoing, or any agreement or commitment to issue any of the foregoing.

(C) "SanDisk Share Purchase Agreement" shall have the meaning ascribed to it in the recitals to this Agreement.

(D) "Shareholders" means SanDisk, TIC, Alliance, Macronix and all their Permitted Transferees.

(E) "Major Holder" means any Shareholder holding at least 5% of the Company's outstanding Equity Securities and which is a party to this Agreement. For the purpose of this definition the holdings of a Shareholder and all its Permitted Transferees shall be calculated together.

(F) "Closing" as defined as the closing referred to in each of the share purchase agreements entered into by the Company with each of SanDisk, Alliance, Macronix and TIC.

2.   BOARD OF DIRECTORS

      3.   Each   Shareholder   hereby   agrees  to
           attend  and vote (or  cause to be voted)
           at general  meetings of  shareholders of
           the  Company  all of its  Shares  (i) to
           vote for the  election of the  following
           persons  to the  Board of  Directors  of
           the    Company   and   for   any   other
           resolution which is necessary in order to facilitate such election and (ii) to vote against the election of any other person to the Board of Directors of the Company or against any resolution the effect of which is to prevent or impede such election, other than in accordance with this Agreement:

           4.   From the Closing and thereafter:

(1)   1 nominee designated by SanDisk,  provided that in the
                     event  that,  from  the  date on  which
                     SanDisk   exercises   the   Series  A-3
                     Additional  Purchase   Obligations  and
                     thereafter,  SanDisk and its  Permitted
                     Transferees   hold   together   in  the
                     aggregate   less   than   5%   of   the
                     outstanding  Shares, then SanDisk shall
                     not  be  entitled  to   designate   any
                     nominee,   provided   further  that  if
                     subsequently  SanDisk and its Permitted
                     Transferees    become    together   the
                     holders   of  5%  of  the   outstanding
                     Shares  then  SanDisk  shall  again  be
                     entitled to designate a nominee.

(2)   1 nominee  designated  by Alliance,  provided  that in
                     the event that,  from the date on which
                     Alliance   exercises   the  Series  A-3
                     Additional  Purchase   Obligations  and
                     thereafter,  Alliance and its Permitted
                     Transferees   hold   together   in  the
                     aggregate   less   than   5%   of   the
                     outstanding   Shares,   then   Alliance
                     shall not be entitled to designate  any
                     nominee,   provided   further  that  if
                     subsequently     Alliance    and    its
                     Permitted  Transferees  become together
                     the  holders  of 5% of the  outstanding
                     Shares  then  Alliance  shall  again be
                     entitled to designate a nominee.

(3)   1 nominee  designated  by Macronix,  provided  that in
                     the event that,  from the date on which
                     Macronix   exercises   the  Series  A-3
                     Additional  Purchase   Obligations  and
                     thereafter,  Macronix and its Permitted
                     Transferees   hold   together   in  the
                     aggregate   less   than   5%   of   the
                     outstanding   Shares,   then   Macronix
                     shall not be entitled to designate  any
                     nominee,   provided   further  that  if
                     subsequently     Macronix    and    its
                     Permitted  Transferees  become together
                     the  holders  of 5% of the  outstanding
                     Shares  then  Macronix  shall  again be
                     entitled to designate a nominee.

(4)   2 nominees  designated by TIC,  provided  that, (i) in
                     the  event  that TIC and its  Permitted
                     Transferees   hold   together   in  the
                     aggregate   less   than   10%   of  the
                     outstanding  shares,  then TIC shall be
                     entitled   to   designate    only   one
                     nominee,   provided   further  that  if
                     subsequently   TIC  and  its  Permitted
                     Transferees    become    together   the
                     holders  of  10%  of  the   outstanding
                     shares   then   TIC   shall   again  be
                     entitled to designate  two nominees and
                     (ii)  in the  event  that  TIC  and its
                     Permitted  Transferees hold together in
                     the  aggregate  less  than  5%  of  the
                     outstanding  shares, then TIC shall not
                     be entitled to  designate  any nominee,
                     provided  further that if  subsequently
                     TIC  and  its   Permitted   Transferees
                     become  together  the  holders of 5% of
                     the  outstanding  shares then TIC shall
                     again  be  entitled   to   designate  a
                     nominee.

(5)   2  External  Directors  (as  defined  in  the  Israeli
                     Companies  Law - 1999  (the  "Companies
                     Law"))  recommended  by  the  Board  of
                     Directors   of  Tower,   assuming   the
                     Company is obliged  under the Companies
                     Law to nominate External Directors.

(6)   1 other person who shall be a member of the  Company's
                     management,  including  either  of  the
                     Company's co-CEOs,  provided that it is
                     understood  that  the two  co-CEOs  may
                     alternate   service  on  the  Company's
                     Board of  Directors  at intervals to be
                     determined by the Board  (excluding the
                     management  director).   In  the  event
                     that the two co-CEOs do rotate  service
                     on the  Board,  the  parties  agree  to
                     cause  the  CEO  not  serving  to  have
                     observer status.

(7) Such other directors as agreed upon between TIC and SanDisk, Alliance and Macronix.

(8) A representative of TIC (who will be one of the nominees under clause (d) above) as Chairman of the Board.

           5.   Each Shareholder  further agrees
                that  in  the  event   that  any
                party   that  is   entitled   to
                nominate a  director  under this
                Agreement  decides to  terminate
                or replace such  director,  then
                the Shareholders  shall vote (or
                cause  to be  voted)  all of his
                or  its   Shares  to  cause  the
                termination  of  office  or  the
                replacement  of  such  director,
                in accordance  with the decision
                of    the     Shareholder    who
                nominated      such     director
                pursuant  to the  provisions  of
                this Section 2.1, and cause,  if
                required,  a general  meeting of
                shareholders  of the  Company to
                be held for such purpose.

      2.2 Each of TIC, SanDisk, Alliance and Macronix undertakes upon itself, for as long as it is entitled to nominate a director to the Board of Directors, as specified above, not to nominate to the Board of Directors of the Company a director who is an employee or consultant of the Company.

      2.3 In the event that the number of nominees to the Board of Directors which a party is entitled to nominate is decreased or terminated as per Section 2.1 above, the respective Shareholder who nominated such director agrees to lawfully cause such director to immediately resign from the Board of Directors and in the absence of such resignation within 24 hours of such decrease or termination, all the Shareholders agree to take such action as is necessary to cause a general meeting of shareholders of the Company to be assembled, and to vote all their Shares in order to remove such director from the Board of Directors. In each such case the number of members of the Board of Directors shall decrease accordingly.

3.    RESTRICTIONS   ON   TRANSFER   OF   EQUITY
      ---------------------------------------------
      Securities.

      3.1 From the date of this Agreement and until the end of three years from the Closing (the "Initial Restricted Period") neither TIC, SanDisk, Alliance, Macronix and any of their Permitted Transferees shall sell, assign, transfer, pledge, hypothecate, or otherwise encumber or dispose of in any way (hereinafter referred to as "Transfer"), all or any part of or any interest in the Equity Securities now or hereafter owned or held by such parties.

           3.1.1Notwithstanding   Section   3.1   hereof,   during  the  Initial
                Restricted Period each Major Holder and any of its Permitted Transferees, to the extent it holds in excess of 2.7 million Shares, may transfer up to an aggregate of 1,200,000 Shares in excess of its holding of 2.7 million shares, subject to the following restrictions: (a) any Transfer made other than in accordance with clause (b) shall be effected only after compliance with Sections 4, 5 and 6 hereof; and (b) any Transfer made by a sale of Shares in the public markets pursuant to and in accordance with Rule 144 under the Securities Act (a "Public Sale") shall be effected only after the Shareholder offering to effect the Public Sale shall have given the other Major Holders, at least two business days prior to the proposed Public Sale, written notice setting forth its intention to Transfer, the number of Shares proposed to be Transferred and the manner of disposition; the other Major Holders may, by written notice to the Shareholder proposing to make the Public Sale served on such Shareholder at least 12 hours prior to the Public Sale, exercise a right of first refusal to purchase their respective pro rata share of all or any part of the Shares proposed to be Transferred in the Public Sale at a price per share equal to the average closing price of the Shares in the seven trading days preceding the date of the notice. Each Major Holder's pro rata share of the Shares proposed to be Transferred in the Public Sale shall be a fraction of the Shares proposed to be Transferred in the Public Sale, of which the number of Shares owned by such Major Holder on the date of the above written notice shall be the numerator and the total number of Shares held by all such Major Holders (excluding the Shareholder offering to effect the Public Sale) on the date of the above written notice shall be the denominator. Any Shares with respect to which the other Major Holders have not exercised such right of first refusal, may be Transferred in accordance with such notice of Public Sale within a period of 45 days after the date of the notice of Public Sale at such price per share as determined by the Shareholder effecting such Public Sale.

           3.1.2From the end of the Initial Restricted Period any Transfer by any Major Holder and/or any of their Permitted Transferees may only be made pursuant to the provisions of Sections 4, 5 and 6 below.

           3.1.3In addition to the Major Holders' right to sell up to an aggregate of 1,200,000 Shares pursuant to Section 3.1.1 , the restrictions on the Major Holders' transfer of Equity Securities pursuant to this Section 3 shall not apply to an amount of the Company's share capital held by such Major Holder in excess of
                5.4 million shares. In addition, in the event that for any reason SanDisk does not exercise any series of Additional Purchase Obligations by its prescribed exercise date, TIC's restriction on the transfer of shares shall be decreased by an equivalent amount of shares represented by such non-exercised Additional Purchase Obligations.

      3.2  From the end of the  Initial  Restricted  Period and until the end of five years from the Closing (the "Subsequent Restricted Period") SanDisk, Alliance, Macronix and any of their Permitted Transferees agree not to Transfer, the amount of Equity Securities exceeding the product of (a) the cumulative number of quarters commencing with the first day of the Subsequent Restricted Period multiplied by (b) 6% (six percent) of the aggregate number of shares of the Company held by such Shareholder and any of its Permitted Transferees on the last day of the Initial Restricted Period ("the Committed Minimum Shareholdings").

           3.2.1From the end of the Initial Restricted Period and until the end of the Subsequent Restricted Period, TIC shall not hold less than 2,100,000 (two million one hundred thousand) Ordinary Shares of the Company.

3.2.2 For the removal of doubt, any Equity Securities purchased by TIC, SanDisk, Alliance and Macronix and any of their Permitted Transferees, other than pursuant to the SanDisk Share Purchase Agreement, the Alliance Share Purchase Agreement and the Macronix Share Purchase Agreement, respectively, and the B-1 to B-5 Additional Purchase Obligations pursuant to the Additional Purchase Obligation Agreement entered into between SanDisk and the Company shall not be included among the Committed Minimum Shareholdings.



4    RIGHTS OF FIRST OFFER.

      4.1 TRANSFER NOTICE. Subject to the provisions of Sections 3 and 5, if at any time, any Shareholder proposes to Transfer Equity Securities (a "Proposal"), then such Shareholder (a "Selling Shareholder") shall give the Company and each of the Major Holders, a written notice (the "Transfer Notice"), which Transfer Notice shall include (i) a description of the Equity Securities to be transferred ("Offered Shares") and (ii) the consideration and the material terms and conditions upon which the Proposal is to be made. Notwithstanding the foregoing, in the event that any Selling Shareholder proposes to pledge Shares to a banking institution, such pledge shall be permitted only if such Selling Shareholder effects the pledge subject to the provisions of Section 4 hereof, furnishes to the other parties hereto a written representation of the Selling Shareholder confirming that, and evidence which is reasonably satisfactory to indicate that, such pledge is subject to Section 4 and ensures that no voting rights with respect to the Shares are granted to the banking institution.

      4.2 MAJOR HOLDERS' OPTION. Each Major Holder shall have an option for a period of thirty (30) days from its receipt of the Transfer Notice to elect to purchase its respective pro rata share of the Offered Shares, and in the event that any other Major Holder does not exercise its right hereunder, its pro rata share of such Offered Shares not purchased by the other Major Holders (the "Excess Offered Shares"), at the same price and subject to the same terms and conditions as described in the Transfer Notice. Each Major Holder may exercise such purchase option and, thereby, purchase all or any portion of its pro rata share of the Offered Shares, and in the event that any Major Holder does not exercise its right hereunder, its pro rata share of the Excess Offered Shares, by notifying the Selling Shareholder and the Company in writing, before expiration of the thirty (30) day period as to the number of Offered Shares and Excess Offered Shares, if any, which it wishes to purchase (the "Purchase Notice"). Failure to respond to the Transfer Notice (a) within the applicable period will be considered a waiver of the right to exercise the right set forth in this Section 4.2; and (b) within forty-five (45) days after receipt of the Transfer Notice will be considered a waiver of the right of co-sale set forth in Section 6.1 provided that the Transfer Notice clearly references such right of co-sale. Each Major Holder's pro rata share of the Offered Shares, or of the Excess Offered Shares, as the case may be, shall be a fraction of the Offered Shares, or of the Excess Offered Shares, as the case may be, of which the number of Shares owned by such Major Holder on the date of the Transfer Notice shall be the numerator and the total number of Shares held by all such Major Holders (excluding the Selling Shareholder) on the date of the Transfer Notice shall be the denominator.

      4.3 If Major Holder(s) give the Selling Shareholder(s) Purchase Notice(s) pursuant to Section 4.2 above with respect to all and not part of the Offered Shares, then such Major Holder(s) shall purchase their respective pro rata share of the Offered Shares, on the terms aforementioned and then payment for the Offered Shares shall be by check or wire transfer to a bank account to be designated by the Selling Shareholder, against delivery of the Offered Shares to be purchased at a place agreed upon between the parties and at the time of the scheduled closing therefor, which shall be no later than forty five (45) days after the Selling Shareholders' receipt of the Purchase Notice.

      4.4 If the Major Holder(s) do not give the Selling Shareholder(s) Purchase Notice(s) pursuant to Section 4.2 above with respect to all of the Offered Shares, then the Major Holder(s) shall not be entitled to purchase the Offered Shares, and the Selling Shareholder, at the expiration of the aforementioned thirty (30) day period, shall be entitled to transfer all (but not less than all) of the Offered
           Shares, provided, however, that in no event shall the Selling Shareholder transfer any of the Offered Shares to any transferee on terms more favorable to such transferee(s) than those stated in the Transfer Notice, and provided further than any of the Offered Shares not transferred within forty-five (45) days after the expiration of such thirty (30) day period shall again be subject to the provisions of this Section 4.

      4.5  Each Major Holder shall be entitled to apportion Offered Shares to be
           purchased  among  its  Permitted  Transferees,   provided  that  such
           Purchaser notifies the Selling Shareholder of such allocation.

      5.  RIGHT OF FIRST REFUSAL.
          ----------------------

      5.1 Transfer Notice. Subject to the provisions of Section 3, if at any time, any Shareholder proposes to Transfer Equity Securities to one or more of the parties set forth in Annex A hereto or any of their Affiliatespursuant to a proposed understanding with such third parties (a "Limited Proposal"), then such Shareholder (a "Limited Shareholder") shall give the Company and each of the Major Holders, a written notice (the "Limited Transfer Notice"), with Limited Transfer Notice shall include (i) a description of the Equity Securities to be transferred ("Offered Limited Shares"), (ii) the identity of the prospective transferees(s) and (iii) the consideration and the material terms and conditions upon which the Limited Proposal is to be made. The Limited Transfer Notice shall certify that the Limited Shareholder has received a firm offer from prospective transferee(s) and in good faith believes a binding agreement for the Transfer is obtainable on the terms set forth in the Limited Transfer Notice. The Limited Transfer Notice shall also include a copy of any written proposal, term sheet or letter of intent or other agreement related to the proposed sale. Notwithstanding the foregoing, (a) in the event that a Shareholder is wholly merged with or is wholly acquired by any company headquartered in Taiwan, ROC or any Affiliate of such company headquartered in Taiwan, ROC, the provisions of this Section 5 shall not apply and/or (b) in the event that any Limited Shareholder proposes to pledge Shares to a banking institution, such pledge shall be permitted only if such Selling Shareholder effects the pledge subject to the provisions of Sections 4, 5 and 6 hereof, furnishes to the other parties hereto a written representation of the Selling Shareholder confirming that, and evidence which is reasonably satisfactory to indicate that, such pledge is subject to Sections 4, 5 and 6 and ensures that no voting rights with respect to the Shares are granted to the banking institution.

      5.2 Major Holders' Option. Each Major Holder shall have an option for a period of thirty (30) days from its receipt of the Limited Transfer Notice to elect to purchase its respective pro rata share of the Offered Limited Shares, and in the event that any other Major Holder does not exercise its right hereunder, its pro rata share of such Offered Limited Shares, and in the event that any other Major Holder does not exercise its right hereunder, its pro rata share of such Offered Limited Shares not purchased by the other Major Holders (the "Excess Limited Offered Shares"), at the same price and subject to the same terms and conditions as described in the Limited Transfer Notice. Each Major Holder may exercise such purchase option and thereby, purchase all or any portion of its pro rata share of the Offered Limited Shares, and in the event that any Major Holder does not exercise its right hereunder, its pro rata share of the Excess Limited Offered Shares, by notifying the Limited Shareholder and the Company in writing, before expiration of the thirty (30) day period as to the number of Offered Shares and Excess Limited Offered Shares, if any, which it wishes to purchase (the "Limited Purchase Notice"). Failure to respond to the Limited Transfer Notice within (a) the applicable period will be considered a waiver of the right to exercise the right set forth in this Section 5.2, and (b) within forty-five (45) days after receipt of the Limited Transfer Notice will be considered a Waiver of the right of co-sale set forth in
           Section 6.1, provided that the Limited Transfer Notice clearly references such right of co-sale. Each Major Holder's pro rata share of the Offered Limited Shares, or of the Excess Limited Offered
           Shares, as the case may be, shall be a fraction of the Offered Limited Shares, or of the Excess Limited Offered shares, as the case may be, of which the number of Shares owned by such Major Holder on the date of the Transfer Limited Notice shall be the numerator and the total number of Shares held by all such Major Holders (excluding the Selling Shareholder) on the date of the Limited Transfer Notice shall be the denominator.

      5.3 If Major Holder(s) give the Limited Shareholder(s) Limited Purchase Notice(s) pursuant to Section 5.2 above with respect to all and not part of the Offered Limited Shares, then the Limited Shareholder shall not effect the sale of shares to the third party transferee rather to the Major Holder(s) exercising their right of first refusal and then payment for the Offered Limited Shares shall be by check or wire transfer to a bank account to be designated by the Limited Shareholder, against delivery of the Offered Limited Shares to be purchased at a place agreed upon between the parties and at the time of the scheduled closing therefor, which shall be no later than forty-five (45) days after the Limited Shareholders' receipt of the Limited Purchase Notice.

      5.4 If the Major Holder(s) do not give the Limited Shareholder(s) Limited Transfer Notice(s) pursuant to Section 5.2 above with respect to all of the Offered Limited Shares, then the Major Holder(s) shall not be entitled to purchase the Offered Limited Shares, and the Limited Shareholder, at the expiration of the aforementioned thirty (30) day period, shall be entitled to transfer all (but not less than all) of the Offered Limited Shares, provided, however, that in no event shall the Limited Shareholder transfer any of the Offered Limited Shares to any transferee on terms more favorable to such transferee(s) than those stated in the Transfer Notice, and provided further than any of the Offered Shares not transferred within forty-five (45) days after the expiration of such thirty (30) day period shall again be subject to the provisions of this Section 5.4.

      5.5 Each Major Holder shall be entitled to apportion Offered Limited Shares to be purchased among its Permitted Transferees, provided that such Purchaser notifies the Limited Shareholder of such allocation.

      6.  Right of Co-Sale.

      6.1 To the extent the Major Holders do not exercise their right of first refusal in respect of all of the Offered Shares pursuant to Section 4 above or their right of first refusal in respect of all of the Limited Offered Shares pursuant to Section 5 above (for purposes of this Section 6, Offered Shares or Offered Limited Shares shall be referred to as "Offered Shares"), then each Major Holder (a "Co-Sale Holder" for purposes of this Section 6) shall be entitled to notify the Selling Shareholder or the Limited Shareholder, as the case may be (for purposes of this Section 6, a Selling Shareholder or a Limited Shareholder shall be referred to as a "Selling Shareholder") in writing and shall have the right to participate in the Disposition pursuant to Section 4 above or the Limited Proposal pursuant to
           Section 5 above on the same terms and conditions as specified in the Transfer Notice or the Limited Transfer Notice, as the case may be (for purposes of this Section 6, a Transfer Notice or a Limited Transfer Notice shall be referred to as a "Transfer Notice"), subject to the provisions of this Section 6. Such selling Co-Sale Holder's notice to the Selling Shareholder shall indicate the number of shares of Equity Securities the Co-Sale Holder wishes to sell under its right to participate.

      6.2 The respective co-sale rights of the Selling Shareholder and each Co-Sale Holder shall be as follows: (A) the Selling Shareholder may sell all or any part of that number of Offered Shares equal to the product obtained by multiplying (i) the aggregate number of Offered Shares by (ii) a fraction, the numerator of which is 200% of the number of Shares owned by such Selling Shareholder on the date of the Transfer Notice and the denominator of which is the total number of Shares owned by all of the Co-Sale Holders (excluding the Selling Shareholder) and 200% of the number of Shares owned by the Selling Shareholder and (B) each Co-Sale Holder (excluding the Selling Shareholder) may sell all or any part of that number of Offered Shares equal to the product obtained by multiplying (i) the aggregate number of Offered Shares by (ii) a fraction, the numerator of which is the number of Shares owned by such Co-Sale Holder on the date of the Transfer Notice and the denominator of which is the total number of Shares owned by all of the Co-Sale Holders (excluding the Selling Shareholder) and 200% of the number of Shares owned by the Selling Shareholder on the date of the Transfer Notice (the "Co-Sale Shares"). The number of Co-Sale Shares to be sold shall be rounded to the nearest whole share, with one-half share or more being rounded up.
      6.3 Each Co-Sale Holder shall effect its participation in the sale by promptly delivering to the Selling Shareholder for Transfer to the prospective purchaser one or more transfer deeds, properly executed for Transfer, which represent the number of Offered Shares which such Co-Sale Holder elects to sell. The transfer deeds that the Co-Sale Holder delivers to the Selling Shareholder as provided above shall be transferred to the prospective purchaser upon consummation of the sale of the Offered Shares pursuant to the terms and conditions specified in the Transfer Notice, and the Selling Shareholder shall concurrently therewith remit to such Co-Sale Holder that portion of the net sale proceeds to which such Selling Holder is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase shares or other securities from a Co-Sale Holder exercising its rights of co-sale hereunder, the Selling Shareholder shall not sell to such prospective purchaser or purchasers any Offered Shares unless and until, simultaneously with such sale, the Selling Shareholder shall purchase such shares or other securities from such Selling Holder for the same consideration and on the same terms and conditions as the proposed transfer described in the Transfer Notice.
      6.4 NON-EXERCISE OF RIGHTS. To the extent that the Major Holders have not exercised in full their rights to purchase all the Offered Shares within the time periods specified in Sections 4.2 and 5.2, as the case may be, the Selling Shareholder shall have a period of ninety
           (90) days from the expiration of the 45 day period set forth in Sections 4.2 and 5.2, as the case may be (the "Ninety Day Period") to sell the Offered Shares and the Co-Sale Shares, if any, upon terms and conditions (including the purchase price) no more favorable than those specified in the Transfer Notice to the third-party transferee(s) identified in the Transfer Notice. The third-party transferee(s) shall, as a condition to such transfer, become a party to Section 2 of this Agreement and become subject to all the provisions included therein unless waived by Major Holders, holding in the aggregate 75% of the aggregate number of shares of the Company held at such time by all Major Holders. In the event that the Selling Shareholder and the third-party transferee remain desirous of consummating the sale or disposition of the Offered Shares and the Co-Sale Shares, if any, yet due to a delay resulting from failure to obtain third party approvals, the sale or disposition of the Offered Shares and the Co-Sale Shares, if any, cannot be consummated within the Ninety Day Period, the Ninety Day Period shall be extended by a further period of up to ninety (90) days (the "Second Ninety Period"). Notwithstanding the aforesaid in the previous sentence, in the event that the Selling Shareholder does not consummate the sale or disposition of the Offered Shares and the Co-Sale Shares, if any, within the Ninety Day Period or the Second Ninety Day Period, as the case may be, the Major Holders' first offer rights and first refusal rights and the Co-Sale Holders' co-sale rights shall continue to be applicable to any subsequent disposition of the Offered Shares by such Selling Shareholder until such right lapses in accordance with the terms of this Agreement.
      6.5 SALE OF SHARES UNDER RULE 144. Notwithstanding the provisions of Sections 4, 5 and 6, in the event of a Public Sale effected after the expiration of the Initial Restricted Period, the Selling Shareholder shall be permitted to effect the Public Sale subject to and in accordance with Rule 144 (including, without limitation, the volume limitations included therein), and such Public Sale shall not be subject to the rights of first offer, first refusal and co-sale set forth in Sections 4, 5 and 6.
      6.6 LIMITATIONS TO RIGHTS OF FIRST OFFER, FIRST REFUSAL AND CO-SALE. Notwithstanding the provisions of Sections 3, 4, 5 and 6 of this Agreement, any Shareholder may sell or otherwise assign, with or without consideration, Equity Securities to any Permitted Transferee, provided, however, that any Permitted Transferee shall, prior to receiving any such Equity Securities and as a condition to the effectiveness of any such sale or assignation, become a party to this Agreement and undertake to return such Equity Securities to its transferor in the event that the Permitted Transferee ceases to be a Permitted Transferee in relation to its transferor.


7.   TERM AND TERMINATION

  ThisAgreement shall be in effect from the date hereof and until the earlier of (i) twelve (12) years from the Closing; or (ii) with respect to each of SanDisk, Alliance and Macronix, upon the termination of their respective share purchase agreement with the Company. In addition, this Agreement shall not have any further force and effect to any party of this Agreement from the date that such party holds less than 1,000,000 Ordinary Shares of the Company. Section 5 shall terminate five years following the end of the Restriction Period.

8.   GENERAL PROVISIONS

      8.1 EXPENSES. Each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement, including all fees and expenses of agents, representatives, counsel, and accountants.
      8.2 CONFIDENTIALITY. The parties to this agreement will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors to maintain in confidence, this Agreement and any written information furnished by another party in connection with this Agreement, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of this Agreement, or (c) the furnishing or use of such information is required by any U.S., Israeli or other federal, state, local or administrative order, law, ordinance, or regulation or by the applicable rules of any stock exchange.
      8.3 NOTICES. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

       SanDisk:


       Attention: Frank A. Calderoni

       Facsimile No.: (408) 542-0600





       with a copy to: Charles Van Orden, Esq.


       Attention:   Vice   President   and  General
           Counsel


       Facsimile No.: (408) 548-0385





       TIC:


       Attention: Udi Hillman


       Facsimile No.: 972-3-695-3631




           with a copy to: Zvi Ephrat, Adv.
           6 Ramat Yam
           Herzliya 46851
           Facsimile No.:  (972) 9-958-9594




       Alliance:

           Attention: David Eichler
           Facsimile No.: (408) 855-4999




       with  a  copy  to:  Alliance   Semiconductor
           Corporation


       Attention: Bradley  A. Perkins, Esq.


       Facsimile No.: (408) 855-4981





       Macronix:


       Attention: CEO


       Facsimile No.: 886-2-2716-925-





       with a copy to: Macronix International Co., Ltd.


       Attention: Stacey G. M. Lee, Esq.


       Facsimile No.: 886-3-564-1561




      8.4 JURISDICTION; SERVICE OF PROCESS. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties solely in the courts of the State of California, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.
      8.5 FURTHER ASSURANCES. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.
      8.6 WAIVER. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and
           (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.
      8.7 ENTIRE AGREEMENT. This Agreement supersedes all prior shareholders agreements between the parties, including the Shareholders Agreement between TIC and SanDisk dated August 13, 2000 and the Shareholders Agreement between TIC and Alliance dated August 29, 2000 with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter.
      8.8 MODIFICATION. This Agreement may not be amended except by a written agreement executed only by the parties hereto (or their Permitted Transferees).
      8.9 Adjustment. In each case in which this Agreement specifies a number of Shares such number will be subject to the appropriate adjustment in accordance with applicable law for any reorganization, recapitalization, share split, share dividend and securities at any time issued by the Company in exchange for such shares or in connection with any distribution, merger, sale of assets, consolidation or other action by the Company.
      8.10 ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS. Neither party may assign any of its rights under this Agreement, except for such assignments made to Permitted Transferees along with the transfer of Shares to such Permitted Transferees, without the prior consent of the other parties. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties.

           Nothing expressed or referred to in this Agreement will be construed to give any person or entity other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. Subject to the above, this Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.
      8.11 SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.
      8.12 SECTION HEADINGS, CONSTRUCTION. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.
      8.13 TIME OF ESSENCE. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.
      8.14 GOVERNING LAW. Subject to such provisions of the Israeli Companies Law which are applicable to this Agreement and which may not be stipulated, this Agreement will be governed by the laws of the State of California without regard to conflicts of law principles.
      8.15 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.


IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

                             SanDisk Corporation

                             By:  /s/ Eli Harari
                                  ----------------------
                             Name: Eli Harari
                             Title: CEO

                             The Israel Corporation Ltd.

                             By:  /s/ Yossi Rose
                                  ----------------------
                             Name: Yossi Rose
                             Title: President and CEO

                             Alliance Semiconductor Corp.

                             By:  /s/ N. Damodar Reddy
                                  ----------------------
                             Name: N. Damodar Reddy
                             Title: President and CEO

                             Macronix International Co.,
                             Ltd., on behalf of itself and
                             its affiliates

                             By:  /s/ Miin Wu
                                  ----------------------
                             Name: Miin Wu
                             Title: President